MERGERS/REORGANIZATIONS
NATIONS FUND TRUST

On October 10, 2001, the Board of Trustees/Directors of each fund listed in the left column below (each a "Fund") approved an Agreement and Plan of Reorganization (the "Reorganization") pursuant to which a successor fund to each fund shown in the right column (the "Acquiring Fund") will acquire all of the assets and liabilities of each corresponding Fund in exchange for shares of equal value of the Acquiring Fund. On March 27, 2002, shareholders of each Fund approved the Reorganization. The Reorganization occurred and each Fund ceased operations on May 10, 2002. The principal effect of this Reorganization was to transfer each Fund's investment into an investment in a corresponding Acquiring Fund with substantially similar investment objective, principal investment strategies and investment risks.

   FUND                        REORGANIZED INTO A NEWLY CREATED SUCCESSOR FUND
   ----                        -----------------------------------------------
 Aggressive Growth                  Capital Growth
 Georgia Municipal Bond             Georgia Intermediate Municipal Bond
 Maryland Municipal Bond            Maryland Intermediate Municipal Bond
 North Carolina Municipal Bond      North Carolina Intermediate Municipal Bond
 South Carolina Municipal Bond      South Carolina Intermediate Municipal Bond
 Tennessee Municipal Bond           Tennessee Intermediate Municipal Bond
 Texas Municipal Bond               Texas Intermediate Municipal Bond
 Virginia Municipal Bond            Virginia Intermediate Municipal Bond
 Government Money Market            Government Reserves

On October 10, 2001, the Board of Trustees/Directors of each fund listed in the left column below (each a "Fund") approved its Reorganization into a newly created successor fund that is substantially identical to the existing Fund. On March 27, 2002, the shareholders of each Fund approved the Reorganization. The Reorganization occurred on May 10, 2002. At that time, shares of each Fund were exchanged for shares of equal value of the newly created successor fund. The principal effect of this Reorganization was to redomicile the Fund in Delaware, under a Delaware business trust structure that management believes provides greater flexibility and efficiency in certain corporate and organizational matters.


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
            FUND                        REORGANIZED INTO A NEWLY CREATED SUCCESSOR FUND
            ----                        -----------------------------------------------
       Strategic Growth                             Strategic Growth
       Capital Growth                               Capital Growth
       MidCap Growth                                MidCap Growth
       Short-Term Income                            Short-Term Income
       Short-Intermediate Government                Short-Intermediate Government
       Bond                                         Bond
       Strategic Income                             Strategic Income
       LargeCap Index                               LargeCap Index
       Managed Index                                Managed Index
       SmallCap Index                               SmallCap Index
       Georgia Intermediate Municipal Bond          Georgia Intermediate Municipal Bond
       Maryland Intermediate Municipal Bond         Maryland Intermediate Municipal Bond
       North Carolina Intermediate Municipal Bond   North Carolina Intermediate Municipal Bond
       South Carolina Intermediate Municipal Bond   South Carolina Intermediate Municipal Bond
       Tennessee Intermediate Municipal Bond        Tennessee Intermediate Municipal Bond
       Texas Intermediate Municipal Bond            Texas Intermediate Municipal Bond
       Virginia Intermediate Municipal Bond         Virginia Intermediate Municipal Bond
       Short-Term Municipal Income                  Short-Term Municipal Income
       Intermediate Municipal Bond                  Intermediate Muncipal Bond
       Municipal Income                             Municipal Income
       Florida Intermediate Municipal Bond          Florida Intermediate Municipal Bond
       Florida Municipal Bond                       Florida Municipal Bond

On October 10, 2001, the Board of Trustees/Directors of the Value Fund listed in the left column below (the "Fund") approved its Reorganization into a newly created successor fund that is substantially identical to the existing Fund. On March 27, 2002, the shareholders of the Fund approved the Reorganization. The Reorganization occurred on May 10, 2002. At that time, shares of the Fund were exchanged for shares of equal value of the newly created successor fund. The principal effect of this Reorganization was to redomicile the Fund in Delaware, under a Delaware business trust structure that management believes provides greater flexibility and efficiency in certain corporate and organizational matters.

On October 10, 2001, the Board of Trustees of Tax Exempt Fund (the "Fund") approved its reorganization into a newly created successor fund, Tax-Exempt Reserves, that is substantially identical to the existing Fund. The principal effect of this reorganization would be to redomicile the Fund in Delaware, under a Delaware business trust structure that management believes provides greater flexibility and efficiency in certain corporate and organizational matters. The reorganization occurred on May 10, 2002. At that time, shares of the Fund would be exchanged for shares of equal value of the newly created successor fund.